UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2011

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California	90502
(Address of Principal Executive Offices)	(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 10, 2011, the Company issued an earnings release announcing its financial results for the three and nine months ended March 31, 2011. A copy of the earnings release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

As provided in General Instruction B.2. of Form 8-K, the information and exhibit furnished pursuant to this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

Nominating Committee

On May 10, 2011, the Board of Directors appointed director Guenter W. Berger to the Nominating Committee. Other members of the Nominating Committee include directors Jeanne Farmer Grossman, Martin A. Lynch, Thomas A. Maloof, James J. McGarry and John H. Merrell.

Committee Charter

On May 10, 2011, the Board of Directors, upon recommendation of the Audit Committee, amended and restated the Audit Committee Charter, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference. The Audit Committee Charter will be posted on the Company’s website at www.farmerbros.com as soon as practicable.

Omission of Quarterly Dividend

On May 10, 2011, the Board of Directors voted to omit the payment of a quarterly dividend in the upcoming first quarter of fiscal 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Earnings Release of Farmer Bros. Co. dated May 10, 2011.

99.2	Audit Committee Charter adopted by the Board of Directors on May 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2011

FARMER BROS. CO.

By:	/s/ Jeffrey A. Wahba
Jeffrey A. Wahba
Interim Co-Chief Executive Officer, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Release of Farmer Bros. Co. dated May 10, 2011.

99.2	Audit Committee Charter adopted by the Board of Directors on May 10, 2011.

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